Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

of

PTC THERAPEUTICS, INC.

ARTICLE I
STOCKHOLDERS

Section 1.                                           Annual Meeting.

An annual meeting of the stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at ten o’clock a.m. or such other time as is determined by the Board of Directors, on such date (other than a Saturday, Sunday or legal holiday) as is determined by the Board of Directors.

Section 2.                                           Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors.  Special meetings of the stockholders may be held at such place, if any, within or without the State of Delaware as may be stated in such resolution.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 3.                                           Notice and Place of Meetings.

Written notice of the place, if any, date and time of all meetings of the stockholders, whether annual or special, and the means of remote communications, if any, by which the stockholders and proxyholders may be deemed to be present and vote at such meeting shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or in the Certificate of Incorporation of the Corporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or required by law.  Without limiting the manner by which notice otherwise may be given to the stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the stockholder to whom the notice is given.  The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.  If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any are announced at the meeting at which the adjournment is taken;

provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

All meetings of stockholders, whether annual or special, shall be held at such place as the Board of Directors shall designate or, if not so designated, at the principal office of the Corporation.  The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.

Section 4.                                           Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation.  Except as otherwise provided in the Certificate of Incorporation, where a separate vote by a class or classes of stock is required, a majority of the shares of such class or classes of stock present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present in person, present by means of remote communication or represented by proxy, may adjourn the meeting to another place, date, or time.

Section 5.                                           Conduct of Business.

The Chairman of the Board of Directors or his or her designee or, if neither the Chairman of the Board of Directors nor his or her designee is present at the meeting, then a person appointed by a majority of the Board of Directors, shall preside at, and act as chairman of, any meeting of the stockholders.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6.                                           Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by proxy authorized by an instrument executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder’s agent and delivered (including by electronic transmission) to the Secretary of the Corporation.  No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

Each stockholder shall have one (1) vote for every share of stock entitled to vote that is registered in his or her name on the record date for the meeting, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a vote by ballot shall be taken.

Elections shall be determined in accordance with the voting provisions set forth in the Corporation’s Certificate of Incorporation and, to the extent applicable, in the Second Amended and Restated Voting Agreement by and among the Corporation and the stockholders who are signatories thereto, dated as of March 7, 2013 (as the same may be amended or restated from time to time, the “Voting Agreement”).  Except as otherwise provided in the Corporation’s Certificate of Incorporation, the Voting Agreement (to the extent applicable) or required by law, all other matters shall be determined by a majority of the votes cast at any meeting at which a quorum is present.

Section 7.                                           Action Without Meeting.

(a)                                 Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the Corporation within sixty (60) days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Except as otherwise provided by the Certificate of Incorporation, stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(b)                                 An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)                                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 8.                                           Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting and for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a physical location (and not solely by means of remote communication), then the stock list shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.  Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II
BOARD OF DIRECTORS

Section 1.                                           Number, Election, Tenure and Qualification.

The number of directors that shall constitute the whole Board of Directors shall be eleven (11) directors. The directors shall be elected at any annual or special meeting of the Corporation’s stockholders, or upon an action by written consent, called or solicited for such purpose, in accordance with the voting provisions set forth in the Corporation’s Certificate of Incorporation and in the Voting Agreement, and each director shall hold office until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 2.                                           Classes of Directors.

The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.  The initial assignment of directors to each of Class I, Class II and Class III shall be determined by resolution of the Board of Directors.

Section 3.                                           Terms of Office.

Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the corporation’s first annual meeting of stockholders held after the effectiveness of these By-laws; each director initially assigned to Class II shall serve for a term expiring at the corporation’s second annual meeting of stockholders held after the effectiveness of these By-laws; and each director initially assigned to Class III shall serve for a term expiring at the corporation’s third annual meeting of stockholders held after the effectiveness of these By-laws; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

Section 4.                                           Removal.

Directors of the corporation may be removed either for cause or without cause by the affirmative vote of the holders of at least a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors

Section 5.                                           Vacancies and Newly Created Directorships.

Vacancies in the office of a director elected by a specified group of stockholders shall be filled in accordance with the provisions set forth in the Corporation’s Certificate of Incorporation and, to the extent applicable, the Voting Agreement.  Any other vacancies in the office of a director shall be filled by a vote of a majority of the directors then in office, although less than a quorum.  Except as provided in the Corporation’s Certificate of Incorporation and the Voting Agreement, a director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.  New directorships of the Board of Directors may only be created in accordance with the voting provisions set forth in the Corporation’s Certificate of Incorporation and may only be filled in accordance with the provisions set forth in the Corporation’s Certificate of Incorporation and the Voting Agreement.

Section 6.                                           Resignation.

Any director may resign at any time upon written notice to the Corporation at its principal place of business or to the President or Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 7.                                           Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A written notice of each regular meeting shall not be required.

Section 8.                                           Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary or one or more of the directors then in office and shall be held at such place, if any, on such date, and at such time as they or he or she shall fix.  Notice of the place, if any, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or orally or by electronic transmission given not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9.                                           Quorum.

At any meeting of the Board of Directors, a majority of the total number of members of the Board of Directors shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 10.                                    Action by Consent.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, including pursuant to Article X, may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 11.                                    Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or any such committee by way of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 12.                                    Conduct of Business.

At any meeting of the Board of Directors, or of any committee thereof, business shall be transacted in such order and manner as the Board of Directors, or such committee, may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at such meeting, except as otherwise provided herein or required by law.

Section 13.                                    Powers.

The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the qualified power:

(a)                                 to declare dividends from time to time in accordance with law and the Certificate of Incorporation;

(b)                                 to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c)                                  to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, to borrow funds and guarantee obligations, and to do all things necessary in connection therewith;

(d)                                 to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e)                                  to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f)                                   to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans of directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g)                                  to adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h)                                 to adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 14.                                    Compensation of Directors.

Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 15.                                    Chairman of the Board.

The Chairman of the Board, if any, and any Vice Chairman of the Board appointed to act in the absence of the Chairman, if any, shall be elected by and from the Board of Directors.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such authority and perform such duties as may be prescribed by these Bylaws or from time to time be determined by the Board of Directors.

ARTICLE III
COMMITTEES

Section 1.                                           Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors, subject to the rights of any preferred stockholder pursuant to the Voting Agreement, to serve as the member or members, designating, if it desires other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation.  Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution that designates the committee or a supplemental resolution of the Board of Directors shall so provide.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member subject to the rights of any preferred stockholder pursuant to the Voting Agreement.

Section 2.                                           Conduct of Business.

Each Committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of the proceedings of such committee.

ARTICLE IV
OFFICERS

Section 1.                                           Enumeration.

The officers of the Corporation shall be the President, the Treasurer, the Secretary and such other officers as the Board of Directors or the Chairman of the Board may determine, including, but not limited to, one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

Section 2.                                           Election and Compensation.

Officers shall be elected by the Board of Directors at its first meeting following every annual meeting of stockholders.  The compensation of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof.

Section 3.                                           Qualification.

No officer need be a stockholder.  Two or more offices may be held by any one person.

Section 4.                                           Tenure and Removal.

Each officer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer.  Any officer may resign by giving written notice of his or her resignation to the Chairman of the Board, if any, the President, or the Secretary, or to the Board of Directors at a meeting of the Board of Directors, and such resignation shall become effective at the time specified therein.  Any officer may be removed from office with or without cause by vote of a majority of the directors.  Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

Section 5.                                           Vacancies.

The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of

President, Treasurer and Secretary.  Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a predecessor is elected and qualified, or until such officer’s earlier death, resignation or removal.

Section 6.                                           President.

The President shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties that are commonly incident to the office of president or that are delegated to such officer by the Board of Directors.

Section 7.                                           Vice Presidents.

The Vice Presidents, if any, in the order of their election, or in such other order as the Board of Directors may determine, shall have and perform the powers and duties of the President (or such of the powers and duties as the Board of Directors may determine) whenever the President is absent or unable to act.  The Vice Presidents, if any, shall also have such other powers and duties as may from time to time be delegated by the Board of Directors.

Section 8.                                           Treasurer and Assistant Treasurers.

The Treasurer shall, subject to the control and direction of the Board of Directors, have and perform such powers and duties as may be prescribed in these Bylaws or be delegated from time to time by the Board of Directors.  All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors.  Unless otherwise voted by the Board of Directors, each Assistant Treasurer, if any, shall have and perform the powers and duties of the Treasurer whenever the Treasurer is absent or unable to act, and may at any time exercise such of the powers of the Treasurer, and such other powers and duties, as may from to time be determined by the Board of Directors.

Section 9.                                           Secretary and Assistant Secretaries.

The Board of Directors shall appoint a Secretary and, in his or her absence, an Assistant Secretary.  The Secretary or, in his or her absence, any Assistant Secretary, shall attend all meetings of the directors and shall record all votes of the Board of Directors and minutes of the proceedings at such meetings.  The Secretary or, in his or her absence, any Assistant Secretary, shall notify the directors of their meetings, and shall have and perform such other powers and duties as may from time to time be delegated by the Board of Directors.  If the Secretary or an Assistant Secretary is elected but is absent from any meeting of directors, a temporary secretary may be appointed by the directors at the meeting.

Section 10.                                    Bond.

If required by the Board of Directors, any officer shall give the Corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board of Directors, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control and belonging to the Corporation.  The premiums for such bond shall be paid by the Corporation.

Section 11.                                    Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President, the Treasurer or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 12.                                    Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of an officer to any other officer or agent, notwithstanding any provision hereof.

Section 13.                                    Evidence of Authority.

A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

ARTICLE V
STOCK

Section 1.                                           Stock Certificates; Uncertificated Shares.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form.  Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                                           Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4 of this Article of these Bylaws, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 3.                                           Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, subject to the notice provisions of the Certificate of Incorporation, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than ten (10) days after the date of adoption of a record date for a consent without a meeting, nor more than sixty (60) days prior to the time for such other action hereinbefore described. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action by the

Board of Directors is necessary, shall be the day on which the first consent is properly delivered to the Corporation.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.                                           Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.                                           Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
WAIVER OF NOTICE

Section 1.                                           Waiver of Notice.

A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance of a director or stockholder at a meeting without protesting prior thereto or at its commencement the lack of notice shall also constitute a waiver of notice by such director or stockholder.

ARTICLE VII
INDEMNIFICATION

Section 1.                                           Actions other than by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.                                           Actions by or in the Right of the Corporation.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.                                           Success on the Merits.

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 1 or Section 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4.                                           Specific Authorization.

Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections.  Such determination shall be made (1) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation.

Section 5.                                           Advance Payment.

Expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article.

Section 6.                                           Non-Exclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.                                           Insurance.

The Board of Directors may authorize, by a vote of the majority of the full Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 8.                                           Continuation of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.                                           Intent of Article.

The intent of this Article is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware.  To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE VIII
CERTAIN TRANSACTIONS

Section 1.                                           Transactions with Interested Parties.

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the votes of such director or officer are counted for such purpose, if:

(a)                                 The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.                                           Quorum.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE IX
MISCELLANEOUS

Section 1.                                           Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.                                           Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.                                           Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.                                           Fiscal Year

Except as otherwise determined by the Board of Directors from time to time, the fiscal year of the Corporation shall end on the last day of December of each year.

Section 5.                                           Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done on a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6.                                           Severability.

If any word, clause or provision of these Bylaws or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

Section 7.                                           Interpretation.

Subject to Article XI of these Bylaws, the Board of Directors shall have the power to interpret all of the terms and provisions of these Bylaws, which interpretation shall be conclusive.

ARTICLE X
AMENDMENTS

These Bylaws may be amended, added to, rescinded or repealed by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any meeting of the stockholders or of the Board of Directors, respectively, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, a notice given not less than two (2) days prior to the meeting.

ARTICLE XI
CONFLICTS

In the event of a conflict or inconsistency between the provisions of these Bylaws and the provisions of the Second Amended and Restated Investors’ Rights Agreement, made as of March

7, 2013 by and among the Corporation and the other signatories thereto, and/or the Voting Agreement (together, as the same may be amended or restated from time to time, the “Agreements”), the provisions of the Agreements shall control.